Exhibit 23.5

CONSENT OF QUALIFIED PERSON

In connection with the Annual Report on Form 10-K for the year ended December 31, 2022, and any amendments or supplements and/or exhibits thereto (collectively, the Form 10-K), the undersigned hereby consents to:

●
the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in connection with the preparation of the summary for the Yoquivo property as presented in the Form 10-K; and

● the use of information that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-K.

I also consent to the incorporation by reference of the above items in the registration statements of Golden Minerals Company on Form S-3, as amended (File Nos. 333-167026, 333-172363, 333-179993, 333-189693, 333-200555, 333-213268, 333-220457, 333-235376, 333-249210, and 333-249218), on Form S-8 (File Nos. 333-159096, 333-165933, 333-170891, 333-176915, 333-190542, 333-200557, 333-211348, 333-231264, 333-235375, 333-249213, 333-264119) and on Form S-1 (File No. 333-225483).

/s/ Matthew Booth

March 22, 2023